Exhibit 99.1

InPhonic To Acquire A1 Wireless For $20.9 Million

Washington, DC – December 20, 2004 – InPhonic, Inc. (Nasdaq: INPC) today announced that it has signed a definitive agreement to acquire certain assets of privately held A1 Wireless USA Inc., one of the leading online marketers of wireless products and services. The acquisition will enable InPhonic to expand its market share on the Internet while allowing A1 and its marketing partners to leverage the flexibility of InPhonic’s e-commerce platform to sell wireless products and services from all the major U.S. wireless carriers.

InPhonic expects the acquisition to be accretive to full-year 2005 pro forma earnings per share. InPhonic believes the acquisition will increase forecasted 2005 financial results by a minimum of $30 Million in revenue and $3 Million in EBITDA prior to realized synergies. More information relating to the impact of the acquisition on InPhonic’s 2005 financial performance will be provided at the time of the Company’s year-end 2004 earnings release.

InPhonic will pay cash and issue stock for an aggregate value of $20.9 million. At the closing, the shareholders of A1 will receive $10.7 million in cash and 160,226 shares of InPhonic’s common stock. Additionally, the shareholders of A1 have the potential to earn an additional $4.0 million in cash and 76,298 shares of InPhonic’s common stock conditioned upon achieving certain future operating targets. The transaction is expected to be completed in the first quarter of 2005 and is subject to customary closing conditions.

“The acquisition of A1 strengthens InPhonic’s brand portfolio. It allows A1’s marketing partners and customers to benefit from InPhonic’s relationships with all the major wireless carriers in the U.S., providing a broader product offering and enhanced customer experience,” said InPhonic Chairman and CEO David A. Steinberg. “We took advantage of the opportunity to acquire a widely recognized brand, a great management team and leading online wireless marketer.”

A1 Wireless USA, Inc. is an industry leading activator of wireless services and devices on the Internet. A1 sells wireless services and devices to consumers through thousands of branded partner websites that it creates and manages, and through sophisticated online search advertising campaigns.

“Becoming part of InPhonic allows our business to benefit from the combined economies of scale. We intend to incorporate the best practices of our two companies which we believe will result in rewarding synergies,” said Andy Sinha, CEO and founder of A1 Wireless.

InPhonic is also pleased to announce that a number of A1 senior management will be retained. A1’s CEO and co-founder, Andy Sinha, will be joining a new division of InPhonic as Senior Vice President of Wireless Activations and Services. Gary Gopalani, A1’s Chief Financial Officer and co-founder, will be named Vice President for Operations.

About InPhonic

Headquartered in Washington, D.C., InPhonic, Inc. (NASDAQ: INPC) is a leading online seller of wireless services and devices based upon the number of activations of wireless services sold online in the United States. InPhonic sells these services and devices, and provides customer service through websites that it creates and manages for online businesses, member-based organizations and associations, and national retailers under their own brands. In 2004, InPhonic was selected #1 company of the year on the Inc. 500 – Inc. Magazine’s list of the fastest-growing privately held companies in the United States. For more information on the company, its products and services, visit the InPhonic Corporate Web site at www.inphonic.com.

“Safe Harbor” Statement - Under the Private Securities Litigation Reform Act of 1995, this press release may contain forward-looking statements that involve risks and uncertainties. Important factors, which could cause actual operating results to differ materially from those in the forward-looking statements, are detailed in filings with the Securities and Exchange Commission made from time to time by the Company. This press release and statements are current as of the date of the individual announcements and the Company undertakes no obligation to publicly release any revisions to any forward-looking statement to reflect events or circumstances after the date thereof or to reflect the occurrence of unanticipated events.

Contact:

Tripp Donnelly

Vice President

Corporate Communications

202-333-0001

tdonnelly@inphonic.com